Exhibit 32
Certification of Principal Executive Officer and Principal Accounting Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

Wayne A. Zallen, Chief Executive Officer, and Joann Z. Cleckner, Principal Accounting Officer and Chief Financial Officer, of Grow Condos, Inc. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended September 30, 2016 Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  November 7, 2016

/s/ Wayne A. Zallen
Wayne A. Zallen, Chief Executive Officer

/s/ Joann Z. Cleckner
Joann Z. Cleckner, Chief Financial Officer

* A signed original of this written statement required by Section 906 has been provided to Grow Condos, Inc. and will be retained by Grow Condos, Inc. and furnished to the Securities Exchange Commission or its staff upon request.